Exhibit 10.29

LENDER JOINDER AND FIRST AMENDMENT TO CREDIT AGREEMENT

This LENDER JOINDER AND FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made as of April 21, 2015 (the “First Amendment Effective Date”), by and among LANNETT COMPANY, INC., a Delaware corporation (the “Borrower”), the various financial institutions party hereto (collectively, the “Lenders”), and CITIBANK, N.A., a national banking association (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and is acknowledged by the Borrower’s subsidiaries party hereto in their capacity as Guarantors.

BACKGROUND

A.    Pursuant to that certain Credit Agreement entered into on December 18, 2013, by and among the Borrower, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent (the “Credit Agreement”), the Existing Lenders agreed, inter alia, to extend to the Borrower a $50,000,000 revolving credit facility;

B.            Pursuant to the terms hereof, Citizens Bank, N.A. and TriState Capital Bank (each a “New Lender”) are each becoming a Lender under the Credit Agreement as amended by this Amendment;

C.            Simultaneously herewith, Administrative Agent, Lenders, and Borrower have agreed to amend the Credit Agreement to, among other things, (i) increase the Revolving Credit Commitments (as defined in the Credit Agreement) from $50,000,000 to $120,000,000, (ii) to increase the accordion feature from $25,000,000 to $30,000,000, and (iii) make certain other modifications to the Credit Agreement, all subject to the terms and conditions hereof; and

D.            In connection with the above, the Borrower has appointed Citibank and PNC Bank, National Association as Joint Lead Arrangers and Joint Bookrunners;

NOW, THEREFORE, incorporating the Background section herein, and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.             Definitions.

(a)             Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)             The following term is hereby added to Section 1.1 of the Credit Agreement:

“First Amendment” means that certain Lender Joinder and First Amendment to Credit Agreement dated as of April 21, 2015 by and among the Borrower, the Lenders, and the Administrative Agent.

(c)             The following terms set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Notes (including, without limitation, the New Notes as defined in the First Amendment), the Letters of Credit, the Fee Letter, the Security Documents, each Assignment and Assumption, each Subordination Agreement and each other agreement, instrument or document executed and delivered pursuant to or in connection with this Agreement, the First Amendment and the other Loan Documents.

“Required Lenders” means, at the time any determination thereof is to be made, at least three Non-Defaulting Lenders holding more than 51% of the then aggregate unused Commitments and unpaid principal amount of the Notes and Letter of Credit Outstandings (excluding the Commitments and aggregate unpaid principal amount of Notes, Letter of Credit Outstandings and unused Commitments held by Defaulting Lenders); provided, however, if there is less than three Non-Defaulting Lenders, then such Non-Defaulting Lenders shall constitute Required Lenders.

“Revolving Loan Commitment Amount” means, on any date, $120,000,000, as such amount may, from time to time, be increased pursuant to Section 2.10 or reduced pursuant to Section 2.3, 8.2 or 8.3.

(d)   The definition of “Adjusted Eurodollar Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of said definition: “Notwithstanding the foregoing, if the Adjusted Eurodollar Rate as determined under any method above would be less than zero (0), the Adjusted Eurodollar Rate shall be deemed to be zero (0).”

(e)             Paragraph (e) of the definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)           (i) the aggregate amount of all acquisitions in any Fiscal Year shall not exceed $200,000,000; (ii) the amount of such individual acquisition shall not exceed $200,000,000, and (iii) the aggregate amount of all acquisitions during the term of the Revolving Loan Commitments shall not exceed $600,000,000;

2.             Amendment to Section 2.10.  The reference to “$25,000,000” in paragraph (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety to read “$30,000,000”.

3.             Amendment to Section 7.2.4.  Paragraph (c) of Section 7.2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)           Capital Expenditures, etc.

(i)            The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures at any time during any Fiscal Year, except Capital Expenditures which do not aggregate in such Fiscal Year in excess of the amount, at the time such expenditure is made, set forth opposite such Fiscal Year below based on the most recently reported Leverage Ratio (as further described below):

Fiscal Year End	Leverage Ratio < 1.5	Leverage Ratio > 1.5
June 30, 2015	$83,000,000	$40,000,000
June 30, 2016	$52,000,000	$40,000,000
June 30, 2017	$52,000,000	$35,000,000
June 30, 2018	$23,000,000	$23,000,000
June 30, 2019	$41,000,000	$25,000,000

; provided, however, that no such Capital Expenditure shall be made if any Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the making of any such Capital Expenditure.   The Leverage Ratio used to compute the permitted Capital Expenditure level above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 7.1.1(c); changes in the approved Capital Expenditure limitation set forth above resulting from a change in the Leverage Ratio shall become effective prospectively upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 7.1.1(c).  If the Borrower shall fail to deliver a Compliance Certificate as and when required pursuant to Section 7.1.1(c), the Leverage Ratio from the date of such required delivery to the date the Borrower actually delivers to the Administrative Agent such Compliance Certificate shall conclusively be presumed to be in excess of 1.5 to 1.0.

(ii)           Upon delivery of the Compliance Certificate for the last period of any Fiscal Year (each such Fiscal Year being referred to below as an “immediately preceding Fiscal Year”), commencing with the Fiscal Year ending June 30, 2015, the amount of Capital Expenditures set forth in Section 7.2.4(c)(i) in respect of the then immediately following Fiscal Year shall be increased (but not decreased) by an amount which would be equal to the unused availability to make Capital Expenditures for such immediately preceding Fiscal Year based on the Leverage Ratio reported on such Compliance Certificate or, thereafter, based on the Leverage Ratio reported on the most recent Compliance Certificate delivered pursuant to Section 7.1.1(c); provided, however, that such increase shall not exceed 33.3% of the amount of Capital Expenditures permitted for such immediately preceding Fiscal Year, again based on the Leverage Ratio set forth in such then current Compliance Certificate; provided further, however, that the amount of any Capital Expenditures incurred in any Fiscal Year shall be first deducted from any amounts carried forward from the immediately preceding Fiscal Year pursuant to this Section 7.2.4(c)(ii).

(iii)          If, as a result of any change in the Leverage Ratio, the amount of Capital Expenditures permitted above for any Fiscal Year is reduced to an amount less than the amount of Capital Expenditures already made during such Fiscal Year in accordance with this Section, such reduction shall not result in an Event of Default, but no further Capital Expenditures shall be permitted during such Fiscal Year unless the Leverage Ratio decreases sufficiently at any following quarterly measurement period such that the limitation on Capital Expenditures is again increased to an amount in excess of the amount of such Capital Expenditures already made during such Fiscal Year.

4.             Joinder of New Lenders.

(a)           In consideration of Borrower and Administrative Agent consenting to each New Lender becoming a Lender under the Credit Agreement, each New Lender agrees that effective as of the date hereof it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the Loan Documents and agrees that from the date hereof and so long as such New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled to the benefits, rights and remedies set forth therein and in the Credit Agreement and each of the Loan Documents.  Each New Lender hereby acknowledges that it has heretofore received a true and correct copy of the Credit Agreement and the Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

(b)           Each New Lender is executing and delivering this Amendment as of the date hereof and acknowledges that it shall: (i) share in accordance with its Pro Rata share in all Loans borrowed by Borrower on and after the date hereof; and  (ii) be deemed to have purchased a participation in any (A) outstanding Letter of Credit and each Reimbursement Obligation thereunder, in an amount equal to such New Lender’s Pro Rata share of the maximum amount available to be drawn under each such Letter of Credit and the amount of each such Reimbursement Obligation and (B) Swing Line Loan outstanding, in an amount equal to New Lender’s Ratable Share of such outstanding Swing Line Loan, and the participation of each other Lender in the foregoing shall be adjusted accordingly.

5.             Schedules to the Credit Agreement.   On the date hereof, Schedules I, II and III to the Credit Agreement are hereby amended and restated in their entirety by Schedules I, II and III to this Amendment.

6.             Revolving Loans. On the date hereof, (i) Borrower shall repay any Revolving Loans then outstanding and simultaneously reborrow a like amount of Revolving Loans from Lenders (including each New Lender) according to each Lender’s new Pro Rata share, and (ii) the Revolving Loan Commitments of each Lender shall be in the amounts set forth on Schedule II to the Credit Agreement.

7.             New Notes.  On the date hereof, Borrower shall deliver to Administrative Agent (a) an amended and restated Revolving Note in favor of each Lender other than each New Lender and a new Revolving Note in favor of each New Lender, each in the principal amount equal to such Lender’s new Revolving Loan Commitment (collectively the “New Notes”). Promptly thereafter, the Administrative Agent shall deliver to each Lender such Lender’s New Notes. In the case of the Revolving Note in favor of the Existing Lenders, such New Notes shall be in substitution for such Existing Lender’s existing Revolving Note.

8.             Representations and Warranties.  Each Loan Party hereby represents and warrants to Administrative Agent and Lenders that after giving effect to this Amendment:

(a)           The representations and warranties of the Loan Parties set forth in this Amendment and the Loan Documents are true and correct (i) in the case of representations and warranties qualified by materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of such date as if made on and as of such date (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties that expressly relate to an earlier date are true and correct, in the case of such representations and warranties qualified by materiality, in all respects, and otherwise in all material respects, as of such earlier date);

(b)           This Amendment and the New Notes (i) have been duly and validly executed and delivered by each applicable Loan Party, and (ii) constitute, or will constitute, legal, valid and binding obligations of each applicable Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by laws or judicial decisions limiting the right of specific performance;

(c)           Neither the execution and delivery of this Amendment and the New Notes and any agreements contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents);

(d)           No consent, approval, exemption, order or authorization of, or a registration or filing with, any official body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Amendment and the New Notes and any agreements contemplated hereby or thereby, except for those consents, approvals, exemptions, orders, authorizations, registrations or filings that have been obtained or made;

(e)           No Event of Default or Default exists or is continuing; and

(f)            Since June 30, 2014, no Material Adverse Effect has occurred.

9.             Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Administrative Agent and its counsel, of the following conditions precedent:

(a)           Loan Parties, Administrative Agent, and Lenders (as applicable) shall have delivered, or caused to be delivered, to Administrative Agent the following, all of which shall be in form and substance satisfactory to Administrative Agent and shall be duly completed and executed, if applicable:

(i)            This Amendment;

(ii)           The New Notes;

(iii)          A certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (A) all action taken by each Loan Party in connection with this Amendment and the New Notes; (B) the names of the Authorized Officers authorized to sign this Amendment and the New Notes and each other document contemplated hereby or thereby, and their true signatures; and (C) the organizational documents of each Loan Party;

(iv)          Certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(v)           A certificate of each of the Loan Parties signed by an Authorized Officer, dated as of the date hereof stating that: (A) all representations and warranties of the Loan Parties set forth in this Amendment and the Loan Documents are true and correct (I) in the case of representations and warranties qualified by materiality, in all respects and (II) otherwise, in all material respects, in each case on and as of such date as if made on and as of such date (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties that expressly relate to an earlier date are true and correct, in the case of such representations and warranties qualified by materiality, in all respects, and otherwise in all material respects, as of such earlier date); (B) no Event of Default or Default shall have occurred and be continuing; (C)  the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party; and (D) since June 30, 2014, there has been no Material Adverse Effect;

(vi)          The executed legal opinions of Fox Rothschild LLP, counsel to the Loan Parties, and Holland & Hart LLP, counsel to Cody Laboratories, Inc., in form and substance reasonably satisfactory to Administrative Agent which shall cover such matters incident to the transactions contemplated by this Amendment, the New Notes and related agreements as Administrative Agent may reasonably require;

(vii)         Concurrently with the effectiveness of the amendments set forth herein, repayment of all outstanding Revolving Loans;

(viii)        All fees and expenses payable on or before the date hereof, as required by this Amendment, the Credit Agreement, or any other Loan Document or fee letter; and

(ix)          A fee letter with the Administrative Agent and such additional documents, certificates and information as Administrative Agent may require pursuant to the terms hereof or otherwise reasonably request;

(b)           All representations and warranties of the Loan Parties set forth in this Amendment and the Loan Documents are true and correct (i) in the case of representations and warranties qualified by materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of such date as if made on and as of such date (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties that expressly relate to an earlier date are true and correct, in the case of such representations and warranties qualified by materiality, in all respects, and otherwise in all material respects, as of such earlier date);

(c)           No Event of Default or Default shall have occurred and be continuing as of the date hereof;

(d)           Since June 30, 2014, there has been no Material Adverse Effect;

(e)           The making of the Loans or issuance, extension or increase of any Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and

(f)            Loan Parties shall have delivered to the Administrative Agent all material consents, regulatory approvals and licenses required to effectuate, and confirmation of an absence of any legal or regulatory prohibition with respect to, the financing contemplated hereby.

10.          Affirmations.

(a)           Each Loan Party hereby: (i) ratifies and affirms all the provisions of the Credit Agreement and the Loan Documents as supplemented and amended hereby, (ii) agrees that (except as expressly set forth in the Credit Agreement as amended hereby) the terms and conditions of the Credit Agreement and the Loan Documents, including the security provisions set forth therein, shall continue in full force and effect as supplemented and amended hereby, (iii) affirms and agrees that none of this Amendment, the New Notes or any other agreement executed in connection herewith or therewith shall constitute a novation, or complete or partial termination of the Obligations under the Credit Agreement and the Loan Documents as in effect prior to the date hereof and (iv) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement and the Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.

(b)           Without limiting the above, each Loan Party hereby acknowledges and confirms that the Collateral granted under the Credit Agreement and the Security Documents continues to secure the Obligations, including the Obligations arising under the Credit Agreement and evidenced by the New Notes.

11.          Ratification; References; No Waiver.  Except as expressly amended by this Amendment, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement or any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.  All references in the Credit Agreement to “this Agreement,” “hereof,” “hereto” and “hereunder” shall be deemed to be references to the Credit Agreement as amended hereby, and all references in any of the Loan Documents to the Credit Agreement shall be deemed to be to the Credit Agreement as amended hereby.

12.          Release.  Recognizing and in consideration of Lenders’ agreements set forth herein, each Loan Party hereby waives and releases Administrative Agent , each Issuing Lender and Lenders and each of their respective Affiliates and officers, attorneys, agents, employees and advisors of such Persons and Affiliates (the “Released Parties”) from any and all losses, claims, damages, liabilities and related reasonable expenses (including the fees and expenses of counsel for such Released Parties) of any kind nature whatsoever and howsoever arising that each Loan Party ever had or now has against any of them through and including the date hereof arising out of or relating to any acts or omissions with respect to the Credit Agreement or the Loan Documents; provided, however, that no Released Party (as applicable) is released from its obligations under the Loan Documents as amended hereby.

13.          Miscellaneous.

(a)           Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)           Severability.  The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(c)           Headings.  The headings used herein are included for convenience and shall not affect the interpretation of this Amendment.

(d)           Cost and Expenses.  The Borrower shall pay all expenses as provided in Section 10.3 of the Credit Agreement incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent) in connection with this Amendment and the Credit Agreement, the syndication of the credit facilities provided for therein, the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents.

(e)           Governing Law.  This Amendment shall be deemed to be governed under the Laws of the State of New York without regard to its conflict of laws principles.

(f)            Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

 [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and Lenders have caused this Lender Joinder and First Amendment to Credit Agreement to be executed by their duly authorized officers as of the date first above written.

BORROWER:	LANNETT COMPANY, INC.

	By:	/s/ Arthur P. Bedrosian
	Name:	Arthur P. Bedrosian
	Title:	Chief Executive Officer

Acknowledged and Agreed to by:

GUARANTORS:

CODY LABORATORIES, INC.

By:	/s/ Michael Landis
Name:	Michael Landis
Title:	Treasurer

LANNETT HOLDINGS, INC.

By:	/s/ Arthur P. Bedrosian
Name:	Arthur P. Bedrosian
Title:	Vice President

SIGNATURE PAGE

LENDER JOINDER AND FIRST AMENDMENT TO

CREDIT AGREEMENT

CITIBANK, N.A., solely in its capacity as Administrative Agent

By:	/s/ Luke Hirneisen
Name:	Luke Hirneisen
Title:	Vice President

SIGNATURE PAGE

LENDER JOINDER AND FIRST AMENDMENT TO

CREDIT AGREEMENT

LENDERS:

CITIBANK, N.A., as a Lender, an L/C Issuer and the Swing Line Lender

By:	/s/ Luke Hirneisen
Name:	Luke Hirneisen
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:	/s/ John M. DiNapoli
Name:	John M. DiNapoli
Title:	Senior Vice President

CITIZENS BANK, N.A., as a Lender

By:	/s/ Thomas Walsh
Name:	Thomas Walsh
Title:	Assistant Vice President

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Mark W. Torie
Name:	Mark W. Torie
Title:	Senior Vice President

SIGNATURE PAGE

LENDER JOINDER AND FIRST AMENDMENT TO

CREDIT AGREEMENT

SCHEDULE I

DISCLOSURE SCHEDULES

ITEM 6.7	Litigation.
ITEM 6.7(b)	Labor Matters.
ITEM 6.8	Initial Capitalization.
ITEM 6.10(b)	Real Property Assets.
ITEM 6.11	Tax Matters.
ITEM 6.12	ERISA Plans.
ITEM 6.13	Environmental Matters.
ITEM 6.14	Inventory Locations.
ITEM 6.19(a)	Material Agreements.
ITEM 6.19(c)	Material Governmental Approvals.
ITEM 6.21	Insurance.
ITEM 6.22	Related Party Transactions.
ITEM 7.2.2(c)	Ongoing Indebtedness.
ITEM 7.2.3(c)	Existing Liens.
ITEM 7.2.5(a)	Ongoing Investments.

SCHEDULE II

PERCENTAGES

Lender	Revolving Loan Commitment	Letter of Credit Commitment	Percentage
Citibank, N.A.	$45,000,000	$3,000,000	37.500000001%
PNC Bank, N.A.	$40,000,000	$2,000,000	33.333333333%
Citizens Bank, N.A.	$25,000,000	$0	20.833333333%
TriState Capital Bank	$10,000,000	$0	8.333333333%

Total	$120,000,000	$5,000,000	100.000000000%

SCHEDULE III

ADMINISTRATIVE INFORMATION

Borrower:

Lannett Company, Inc.

9000 State Road

Philadelphia, PA 19136

Attention: Chief Financial Officer
Facsimile No.:  215-671-0663

Administrative Agent:

Citibank, N.A.
1650 Market Street - Suite 3550

Philadelphia, PA 19103

Attention: Luke Hirneisen, Vice President
Facsimile: 267-443-1177

Email: Luke.Hirneisen@citi.com

Lenders:

Citibank, N.A.
1650 Market Street - Suite 3550

Philadelphia, PA 19103

Attention: Luke Hirneisen, Vice President
Facsimile: 267-443-1177

Email: Luke.Hirneisen@citi.com

PNC Bank, National Association
1000 Westlakes Drive

Berwyn, PA 19312

Attention: John M. Dinapoli, Relationship Manager
Email: john.dinapoli@pnc.com

Attention: Mary Ann Cruz, Loan Support Analyst

Facsimile: 877-718-7654

Email: Mary.Cruz@pnc.com

Citizens Bank, N.A.
600 Washington Blvd. CS117E

Stamford, CT 06901

Attention: Thomas Walsh, AVP

Facsimile:

E-Mail Address: thomas.walsh@citizensbank.com

TriState Capital Bank

789 E Lancaster Ave, Ste 240
Villanova, PA 19085

Attention:  Mark Torie, SVP

Facsimile: 610-581-7110

E-Mail Address: mtorie@tscbank.com